Exhibit 10.3

EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of January 31, 2019 (the “Effective Date”), is by and among Egalet Corporation, a Delaware corporation (the “Corporation”), and each of the Stockholders (as defined below) signatory hereto.

WHEREAS, the Corporation, Egalet US Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation (“Newco” and, together with the Corporation, the “Buyer”) and Iroko Pharmaceuticals Inc., a business company incorporated in the British Virgin Islands (registered number 1732699) (the “Seller”), have entered into an Asset Purchase Agreement, dated as of October 30, 2018 (the “Purchase Agreement”), providing for, among other things, the purchase of all of the assets and rights of the Seller and its subsidiaries, other than the Excluded Assets (as defined in the Purchase Agreement), from the Seller and its subsidiaries by the Buyer (the “Acquisition”);

WHEREAS, as partial consideration for the Acquisition and as a condition to the closing of the Acquisition, the Corporation will issue to the Stockholders, on the Effective Date, an aggregate of 4,586,875 shares of Common Stock (the “Closing Shares”) and New Warrants to acquire 2,436,459 shares of Common Stock (the “Warrant Shares”) in the amounts set forth opposite each Stockholder’s name on Schedule A; and

WHEREAS, it is a condition to the closing of the Acquisition that the Corporation and each of the Stockholders has executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.                                           Definitions; Interpretation.

(a)                                 Definitions.  As used herein, the following terms shall have the following respective meanings:

“Affiliate” means as to any Person, any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Board” means the board of directors of the Corporation.

“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

“Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to an underwritten public offering), of the Corporation’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Corporation (or the surviving entity).

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation and any stock into which such Common Stock may hereafter be reclassified or converted, substituted or for which such Common Stock may be exchanged, and shall also include any Common Stock of the Corporation of any class hereafter authorized.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Disqualifying Event” means, with respect to any member of or nominee for election to the Board, any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act.

“Equity Consideration Shares” means the Closing Shares and the Warrant Shares; for the avoidance of doubt, references to outstanding Equity Consideration Shares shall refer solely to Closing Shares and Warrant Shares actually issued and outstanding at the relevant time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully Diluted Shares Outstanding” means, as of time of calculation, (x) the aggregate number of shares of Common Stock issued and outstanding plus (y) the aggregate number of shares of Common Stock issuable upon the exercise or conversion of any other issued and outstanding Derivative Securities (including the New Warrants, but excluding the securities issued or issuable pursuant to the Management Incentive Plan (as defined in the Purchase Agreement) approved in accordance with the Plan).

“Governance Documents” means the certificate of incorporation and bylaws of the Corporation, in each case as amended and/or restated and in effect from time to time.

“Group” has the meaning set forth in Section 13(d)(3) of the Securities Exchange Act.

“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Restriction Shares or any other agreement that Transfers, in whole or in part, any of the economic consequences of ownership of the Restriction Shares.

“Lock-Up Period” means a period beginning on the Effective Date and ending on the earliest of (i) date that is ninety (90) days immediately following the Effective Date and (ii) such other date and time designated by mutual agreement of the Corporation and the Stockholders.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Listing Rules” means the listing rules and standards of Nasdaq.

“New Securities” means, collectively, equity securities of the Corporation, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, other than securities issued (i) pursuant to an option plan, equity plan, employment agreement, compensation or similar arrangement or otherwise to managers, officers, directors, employees or consultants of the Corporation or any of its subsidiaries (including any exercise or conversion of any derivative securities issued thereunder), (ii) in connection with any capital reorganization, recapitalization, reclassification, stock split or stock dividend (including dividends on preferred stock whether in the form of shares of Common Stock or preferred stock) paid on a proportionate basis to all holders of the affected class of capital stock, (iii) as consideration in any direct or indirect acquisition (of stock or assets) or business combination by the Corporation or any of its subsidiaries, whether by merger, asset purchase, stock purchase or other reorganization, (iv) in connection with the issuance of Common Stock upon conversion of the Corporation’s or any of its subsidiaries’ notes, debentures or other indebtedness (whether or not existing on the date hereof) in accordance with the terms of such notes, debentures or other indebtedness or (v) to financiers in connection with transactions that are primarily debt financing transactions to which the Corporation and an unaffiliated third party may be a party and which are approved by the Board.

“New Warrants” means a perpetual warrant issued by the Corporation, with a nominal exercise price, to purchase a number of shares of Common Stock in accordance with the terms of the Purchase Agreement and the Plan, the terms of which will provide that it will not be exercisable unless such exercise otherwise complies with applicable law and the form of which warrant is reasonably acceptable to the Stockholders and the Corporation.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means Debtors’ First Amended Joint Plan of Reorganization, filed with the Court on January 10, 2019, as amended or modified and as confirmed by that certain order of the Bankruptcy Court (as defined in the Purchase Agreement), dated January 14, 2019 [Docket Ref: 223].

“Registration Statement” means any registration statement filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Restriction Shares” means, with respect to each Stockholder, (i) fifty percent (50%) of the total number of Closing Shares received by such Stockholder as part of the Equity Consideration Shares set forth opposite such Stockholder’s name on Schedule A and (ii) fifty percent (50%) of any Warrant Shares issued upon exercise of any New Warrant set forth opposite such Stockholder’s name on Schedule A, to the extent such New Warrant has been exercised at the time of determination.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Standstill Period” means a period beginning on the Effective Date and ending on the date which is eighteen (18) months immediately following the Effective Date.

“Stockholders” means, collectively, any stockholder signatory hereto, as well as any of their respective Affiliates or such other Persons to which such Person may transfer or distribute any securities after the date hereof in accordance with the terms of this Agreement (and each, individually, a “Stockholder”).

“Transfer” means, with respect to securities of the Corporation, any transfer, sale, gift, exchange, assignment, pledge, grant of any option to purchase, hypothecation or other disposition by a holder of securities of the Corporation.

(b)                                 Rules of Construction.  For all purposes of this Agreement, unless otherwise expressly provided:

(i)                                     “own,” “ownership,” “held” and “holding” refer to ownership or holding as record holder or record owner;

(ii)                                  the headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms hereof; and

(iii)                               whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

Section 2.                                           Market Stand-Off.

(a)                                 In addition to the restrictions set forth in Section 7, during the Lock-Up Period, no Stockholder shall Transfer (except as may be specifically required by court order or by operation of law) any of such Stockholder’s Restriction Shares, enter into any Hedging Transaction, or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, or publicly disclose the intention to take any of the foregoing actions.

(b)                                 The restrictions set forth in Section 2(a) shall not apply to:

(i)                                     Transfers by a Stockholder which is a corporation, limited liability company, partnership, trust or other entity to its stockholders, partners, members or other equity holders or trust beneficiaries as part of a distribution, or Transfers to any Affiliate of such Stockholder;

(ii)                                  Transfers to any person that has executed a lock-up agreement on substantially similar terms to this Section 2 substantially concurrently with the Effective Date;

(iii)                               Transfers of Restriction Shares as bona fide gifts;

(iv)                              Transfers of Restriction Shares to the Corporation;

(v)                                 pledges in a bona fide transaction to a lender to such Stockholder, including any Company Lender (as defined in the Purchase Agreement);

(vi)                              any Restriction Shares sold pursuant to an underwritten public offering; and

(vii)                           Transfers to or from any investment fund or other entity controlled by such Stockholder in a transaction not involving a disposition for value;

provided, that, with respect to Transfers pursuant to Sections 2(b)(i), 2(b)(v) and 2(b)(vii), it shall be a condition to the Transfer that any such transferee shall hold such Restriction Shares subject to the same restrictions applicable hereunder to its transferor and, prior to such Transfer shall become a party to, and agree in writing to be bound by, the terms of this Agreement; provided, further, that the restrictions in this Section 2 shall be applicable to the Stockholders only if the Corporation uses commercially reasonable efforts to obtain, keep in place and enforce a lock-up agreement for the Lock-Up Period and on substantially similar terms to this Section 2 from each of the Corporation’s stockholders owning (together with all of its Affiliates) more than two point five percent (2.5%) of the Corporation’s outstanding Common Stock (each a “Lock-Up Agreement”).

(c)                                  Notwithstanding any other provision contained herein, the Stockholders shall be permitted to make Transfers, sales, tenders or other dispositions of Restriction Shares to a bona fide third party pursuant to a tender offer for securities of the Corporation or any other transaction, including, without limitation, a merger, consolidation or other business combination, made to all holders of Common Stock involving a Change of Control of the Corporation (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Restriction Shares in connection with any such transaction, or vote any Restriction Shares in favor of any such transaction); provided, that all Restriction Shares subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided, further, that it shall be a condition of such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Restriction Shares subject to this Agreement shall remain subject to the restrictions in this Section 2.

Section 3.                                           Standstill

(a)                                 Each Stockholder agrees that, during the Standstill Period, unless specifically authorized in writing by a majority of the Board or otherwise expressly provided by this Agreement, neither such Stockholder nor any of its Affiliates will, directly or indirectly, in any manner:

(i)                                     purchase or otherwise acquire (except by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or similar event with respect to the shares of Common Stock or other equity securities of the Corporation held by such Stockholder, or pursuant to any rights offering to existing holders of the capital stock of the Corporation, in each case, in which all holders of Common Stock are treated on a proportionate basis) beneficial ownership of any capital stock of the Corporation; provided, that, the restrictions in this Section 3(a) shall not apply to any (i) transaction effected pursuant to Section 2(b)(i), Section 2(b)(ii), or Section 2(b)(iv), (ii) securities offered to any Stockholder pursuant to Section 4; (iii) transaction specifically required by court order or by operation of law or (iv) exercise of New Warrants that results in the Stockholders beneficially owning (individually or as a group with other Stockholders or other Persons), in the aggregate, no more than forty nine percent (49%) of the Fully Diluted Shares Outstanding;

(ii)                                  knowingly take any action resulting in, or that would reasonably be expected to result in, such Stockholder forming or taking any action in any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to the Common Stock, except for any such group consisting solely of the Stockholder and its Affiliates on the Effective Date and/or any such group with which the Stockholder is a party on the Effective Date;

(iii)                               exercise any New Warrant that would result in the Stockholders beneficially owning (individually or as a group with other Stockholders or other Persons), in the aggregate, more than forty nine percent (49%) of the Fully Diluted Shares Outstanding at the time; or

(iv)                              publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3(a).

(b)                                 Notwithstanding any other provisions of this Agreement, the restrictions in Section 3(a) shall automatically terminate and be of no further force and effect if and upon the first to occur of:

(i)                                     failure of the Corporation to enter into Lock-Up Agreements for the Lock-Up Period and on substantially similar terms to Section 2 with holders of the 13% Notes (as defined in the Purchase Agreement) that receive, in the aggregate, at least seventy five (75%) of the shares of Common Stock (assuming, for the purpose of such calculation, the exercise of all New Warrants) received by all holders of 13% Notes pursuant to the Plan, and to keep in place and enforce any such Lock-Up Agreements in accordance with their terms;

(ii)                                  a material breach by the Corporation of this Agreement and such breach remains uncured for a period of five (5) Business Days from the date that the Corporation receives a written notice of such breach from any Stockholder;

(iii)                               a material breach by the Buyer of any of its obligations under the Purchase Agreement; or

(iv)                              a default by the Buyer under the terms and conditions of the New Senior Secured Notes Indenture (as defined in the Purchase Agreement).

(c)                                  The Corporation shall provide written notice to the Stockholders (i) within five (5) days of the exercise of any warrants by any stockholder of the Corporation (ii) of the number of outstanding shares of Common Stock and of Fully Diluted Shares Outstanding from time to time upon the reasonable request of the Stockholders.  Each warrant issued by the Corporation on the Closing Date (as defined in the Purchase Agreement) shall include a blackout period of no less than twenty-five (25) days prior to the record date of any vote of the stockholders of the Corporation.  In the event that any warrant not held by a Stockholder is exercised within ten (10) days before the beginning of such blackout period (a “Pre-Blackout Exercise”), the Stockholders will be given the opportunity during such blackout period to exercise that portion of their New Warrants necessary for them to hold, in the aggregate, up to forty nine (49%) of the Fully Diluted Shares Outstanding.

(d)                                 The Corporation shall, upon receipt of reasonable notice, provide the Stockholders with such information as the Stockholders may reasonably require in order to calculate such Stockholder’s percentage ownership of Common Stock and the number and ownership of any then outstanding Derivative Securities.

Section 4.                                           Preemptive Right

(a)                                 Subject to the terms and conditions of this Section 4 and applicable securities laws, for so long as the Stockholders hold, in the aggregate, at least twenty-five percent (25%) of the Equity Consideration Shares acquired pursuant to the terms of the Purchase Agreement (as adjusted for any reverse split, combination, recapitalization, reclassification, merger, consolidation or similar event with respect to the Common Stock, or any rights offering to existing holders of the capital stock of the Corporation), if the Corporation proposes to offer or sell any New Securities, the Corporation shall first offer such New Securities to each Stockholder.  A Stockholder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates; provided that, each such Affiliate agrees to enter into a joinder to this Agreement as a “Stockholder” hereunder.

(b)                                 With respect to any such offering or sale:

(i)                                     The Corporation shall give written notice (the “Offer Notice”) to each Stockholder, stating (1) its bona fide intention to offer such New Securities, (2) the number of such New Securities to be offered and the percentage of the Corporation’s outstanding equity securities such issuance would represent, and (3) the price and terms, if any, upon which it proposes to offer such New Securities, in the case of clauses (2) and (3), to the extent known to the Corporation at the time such Offer Notice is given; provided, that, if the information in clauses (2) or (3) is not known to the Corporation at such time, the Offer Notice will include such information as is then available to the Corporation and the Corporation will provide the information required by clauses (2) and (3) to the Stockholders as soon as reasonably possible thereafter and, in any case, no later than the time at which such information is provided to any other investor or proposed investor in such offering (as defined below.)

(ii)                                  By notification to the Corporation within five (5) Business Days after the Offer Notice is received (or such shorter period as the managing underwriter may designate in the case of an underwritten public offering) (the “Exercise Period”), each Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice (or, in the case of a public offering of securities, at the price and on the terms offered to the public), up to that portion of such New Securities which equals the proportion that (x) the Common Stock then held by such Stockholder (including any and all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder (including the New Warrants)) bears to (y) the total Common Stock of the Corporation then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding (including the New Warrants)).

(iii)                               The closing of any sale pursuant to Section 4(b)(ii) shall occur within the later of ninety (90) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4(b)(iv); provided, however, that the closing of any purchase of New Securities by any Stockholder may be extended beyond the closing of the transaction in the Offer Notice to the extent necessary to (1) obtain required government approvals and other required third party approvals or consents (and the Corporation and the Stockholders shall use their respective commercially reasonable efforts to obtain such approvals) and (2) permit the Stockholders purchasing New Securities to complete their internal capital call process following the Exercise Period; provided, that the extension pursuant to this clause (2) shall not exceed thirty (30) days.

(iv)                              If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4(b)(ii), the Corporation may, during the ninety (90) day period following the expiration of the periods provided in Section 4(b)(ii) and Section 4(b)(iii) offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice (or, with respect to any public offering, at the price and on the terms offered to the public).  If the Corporation does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days after the execution thereof, the right provided hereunder shall be deemed to be revived and such New

Securities shall not be offered unless first reoffered to the Stockholders in accordance with this Section 4.

(v)                                 In the event the Stockholders elect to participate in any offering of pursuant to this Section 4 during the Standstill Period and all or any portion of the New Securities to be offered and sold by the Corporation are Common Stock, each Stockholder will receive its Warrant Percentage of such shares in the form of warrants substantially in the form of the New Warrants (any such warrants, “Pre-Emptive Rights Warrants”).  For purposes of this Agreement, the term “Warrant Percentage” shall mean, as of the time of determination, a number (1) the numerator of which is the number of shares of Common Stock issuable upon the exercise of any New Warrants or Pre-Emptive Rights Warrants then held by the Stockholder (collectively, the “Total Warrant Shares”) and (2) the denominator of which is the number of shares of Common Stock then held by the Stockholder plus the Total Warrant Shares.

Section 5.                                           Representations, Warranties and Covenants of each Stockholder.  Each Stockholder hereby represents, warrants and covenants to the Corporation, severally and not jointly, as follows:

(a)                                 Such Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)                                 Such Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder (including its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Stockholder and, assuming due power and authority of, and due execution and delivery by, the other parties hereto, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  The execution and delivery of this Agreement does not, and the performance by such Stockholder of his, her or its agreements, covenants, and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any Person under, any provisions of the organizational documents of such Stockholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which such Stockholder is a party or by which such Stockholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent or delay such Stockholder from performing his, her or its agreements, covenants or obligations under this Agreement.

Section 6.                                           Representations, Warranties and Covenants of the Corporation.  The Corporation hereby represents, warrants and covenants to each Stockholder as follows:

(a)                                 The Corporation is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)                                 The Corporation has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of the Corporation (including its board of directors), and no other actions or proceedings on the part of the Corporation are necessary to authorize the execution and delivery by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Corporation and, assuming due power and authority of, and due execution and delivery by, the other parties hereto, constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  The execution and delivery of this Agreement does not, and the performance by the Corporation of its agreements, covenants, and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any Person under, any provisions of the organizational documents of the Corporation (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which the Corporation is a party or by which the Corporation is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent or delay the Corporation from performing its agreements, covenants or obligations under this Agreement.

Section 7.                                           Securities Laws.

(a)                                 In addition to the restrictions set forth in Section 2, during the Lock-Up Period, no Equity Consideration Shares or New Warrants held or beneficially owned by a Stockholder may be Transferred except upon the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act.

(b)                                 Except as otherwise expressly provided by Section 7(c) and Section 7(d), certificated shares of Common Stock and New Warrants covered by this Agreement shall be stamped or otherwise imprinted with a legend in substantially the form provided in Section 9(a) and, upon the issuance or Transfer of any book-entry shares of Common Stock and New Warrants covered by this Agreement, a legend in substantially the form provided in Section 9(a) shall be included in a notice to the record holder of such shares in accordance with applicable law.

(c)                                  During the Lock-Up Period, each Stockholder shall, prior to any Transfer of any Equity Consideration Shares or New Warrants (other than a Transfer in accordance with Section 2(b)), give written notice to the Corporation of such Stockholder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.  Each such notice shall describe the manner and circumstances of the proposed Transfer.  No Stockholder shall Transfer any shares of Common Stock held by it unless: (1) such shares of Common Stock are sold or otherwise disposed of pursuant to an effective Registration Statement under the Securities Act or (2) the holder of such shares of Common Stock has met the requirements for Transfer of such shares pursuant to an exemption from any applicable registration requirements under the Securities Act (including, without limitation, pursuant to Rule 144 or Section 4(a)(7) of the Securities Act).

(d)           Whenever the restrictions imposed by this Section 7 shall terminate, the holder of any shares of Common Stock represented by certificates as to which such restrictions have terminated shall be entitled to receive from the Corporation, at the Corporation’s expense, a new certificate (or, at such Stockholder’s election, book-entry shares) not bearing the restrictive legend set forth in Section 9(a) and not containing any other reference to the restrictions imposed by this Section 7; provided, however, that so long as the restrictions on Transfer and ownership under Section 2 of this Agreement remain in effect, any such certificates relating to the shares covered by such restrictions shall contain a restrictive legend in the form set forth in Section 9(a), except that such legend may omit the first two sentences thereof.

Section 8.              Board of Directors.

(a)           Prior to or on the Closing Date (as defined in the Purchase Agreement), the Corporation’s Certificate of Incorporation shall be amended and restated to include the following terms: (i) the Board shall consist of no more than seven (7) directors and (ii) directors shall be elected to the Board by plurality vote of the stockholders of the Corporation (the “A&R Certificate”).  Without the prior written consent of the Stockholders holding a majority of the Equity Consideration Shares held by Stockholders at the time of any such determination, the Corporation shall not take any action designed to amend the A&R Certificate, or influence or support any other Person to take any such action, that would have the effect of modifying the terms set forth in this Section 8(a).

(b)           Immediately following the consummation of the transactions contemplated by the Purchase Agreement, the Board shall consist of seven (7) directors, of which:

(i) two (2) have been designated for nomination by the Stockholders holding a majority of the outstanding Equity Consideration Shares, which directors will be, immediately following the consummation of the transactions contemplated by the Purchase Agreement, Luke Düster and Todd Holmes (collectively with their respective successors and replacements, the “Stockholder Directors”);

(ii) one (1) has been designated for nomination by the members of the Ad Hoc Secured Noteholder Committee (as defined in the Plan) after consultation with the Chief Executive Officer of the Corporation, which director will be, immediately following the consummation of the transactions contemplated by the Purchase Agreement, Andrea Heslin Smiley, and is an “independent director” within the meaning of the Nasdaq Listing Rules and other applicable securities laws;

(iii) one (1) has been designated for nomination by the members of the Ad Hoc Convertible Noteholder Committee (as defined in the Plan) after consultation with the Chief Executive Officer of the Corporation, which director will be, immediately following the consummation of the transactions contemplated by the Purchase Agreement, Joseph McInnis, and is an “independent director” within the meaning of the Nasdaq Listing Rules and other applicable securities laws;

(iv) one (1) has been designated for nomination jointly by mutual agreement of the members of the Ad Hoc Secured Noteholder Committee (as defined in the Plan), the members of the Ad Hoc Convertible Noteholder Committee (as defined in the Plan) and the Stockholders holding a majority of the outstanding Equity Consideration Shares after consultation with the Chief Executive Officer of the Corporation, which director will be, immediately following the consummation of the transactions contemplated by the

Purchase Agreement, Matthew Pauls, and is an “independent director” within the meaning of the Nasdaq Listing Rules and other applicable securities laws;

(v) one (1) is the current chairman of the Board (who, for the avoidance of doubt, is an “independent director” within the meaning of the Nasdaq Listing Rules and other applicable securities laws), which director will be, immediately following the consummation of the transactions contemplated by the Purchase Agreement, Timothy P. Walbert; and

(vi) one (1) is the current Chief Executive Officer of the Corporation, which director will, immediately following the consummation of the transactions contemplated by the Purchase Agreement, Robert S. Radie.

(c)           Each director shall hold office until the next annual meeting of the stockholders or until such director’s earlier resignation, removal from office, death or incapacity.  Upon the expiration of the term of each Stockholder Director, the Stockholders shall have the right to nominate a successor director to fill the resulting vacancy on the Board, and the Board and the Corporation shall take all necessary action (subject to applicable law) to nominate such successor director for election to the Board in accordance with the Governance Documents of the Corporation and shall fully support the election of such nominees by the stockholders of the Corporation.

(d)           The Stockholders shall have the right, by vote of the Stockholders holding a majority of the total shares of Common Stock held by the Stockholders at such time, to remove from the Board, at any time and with or without cause, any Stockholder Director nominated for election to the Board by the Stockholders.  In the event that any individual previously designated or nominated by the Stockholders to serve on the Board under Section 8(b) is removed or resigns pursuant to this Agreement or otherwise ceases to serve as a member of the Board during such director’s term of office (including pursuant to Section 8(h)), then the Stockholders holding a majority of the total shares of Common Stock held by the Stockholders at such time shall have the right to nominate a successor director to fill the resulting vacancy on the Board, and the Board and the Corporation shall take all necessary action (subject to applicable law) to appoint or elect such nominee as a member of the Board during the period of such vacancy in accordance with the Governance Documents of the Corporation, until the next meeting (including any adjournment or postponement thereof), or pursuant to any action by written consent, for the election of a director or directors. For the avoidance of doubt, the successor-nominee to be designated pursuant to Section 8(b)(iv) hereof shall be selected by joint approval of the Board and the Stockholders holding a majority of the total shares of Common Stock held by the Stockholders at such time prior to filling the resulting vacancy.

(e)           Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule.  The Corporation shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Corporation’s travel policy) in connection with attending meetings of the Board.  The Corporation shall maintain an audit and compensation committee, and any such other committee as required by and in accordance with applicable securities laws and the Nasdaq Listing Rules.

(f)            The Stockholder Directors shall be entitled to indemnification by the Corporation in accordance with the provisions of the Corporation’s Certificate of Incorporation and Bylaws and shall enter into a director indemnification agreement with each Stockholder Director in substantially the form attached hereto as Exhibit A. If the Corporation or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, the Corporation shall use commercially reasonable efforts to provide that the successors and assignees of the Corporation assume the obligations of the Corporation with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Corporation’s Bylaws, the Certificate of Incorporation, an indemnification agreement or elsewhere, as the case may be.

(g)           The Corporation hereby acknowledges that the Stockholder Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Stockholders and certain of their Affiliates (collectively, the “Stockholder Indemnitors”).  The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such Stockholder Director are primary and any obligation of the Stockholder Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Stockholder Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Stockholder Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Stockholder Director to the extent legally permitted and as required by the Corporation’s Certificate of Incorporation or Bylaws (or any agreement between the Corporation and such Stockholder Director), without regard to any rights such Stockholder Director may have against the Stockholder Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of any such Stockholder Director with respect to any claim for which such Stockholder Director has sought indemnification from the Corporation shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Stockholder Director against the Corporation.  The Stockholder Directors and the Stockholder Indemnitors are intended third party beneficiaries of this Section 8(g) and shall have the right, power and authority to enforce the provisions of this Section 8(g) as though they were a party to this Agreement.

(h)   As a condition to the appointment of any Stockholder’s designee to the Board in accordance with this Section 8, (x) such Person shall provide, and the Stockholders shall use reasonable best efforts to cause such Person to provide, any information that the Corporation reasonably requires of all designees and nominees to the Board, including without limitation information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, (y) such Person shall consent, and the Stockholders shall use reasonable best efforts to cause such Person to consent, to reasonable and customary background checks, and (z) such Person shall execute and deliver to the Corporation in accordance with Section 141(b) of the Delaware General Corporation Law, and the Stockholders shall use reasonable best efforts to cause such Person to so execute and deliver, such Person’s written resignation as a director, which resignation shall be irrevocable and shall provide that it becomes effective immediately upon the delivery of a Resignation Request validly given in accordance with this Section 8(h).  Notwithstanding anything to the contrary set forth herein, if at any time (including without limitation, following such Person’s nomination or designation but prior to his or her appointment or election to the Board), the Corporation learns of a Disqualifying Event, then (i) the Board and the Stockholders, in their respective sole discretion, shall not be required to take any of the actions otherwise required by Section 8(c), as applicable, (and the Corporation shall have no corresponding obligations with respect to such Person pursuant to this Section 8 for actions or omissions after the delivery of such Resignation Request), and (ii) the Board or the Stockholders may, by notice delivered to the Corporation, request that such Person resign from the Board and any committees thereof (a “Resignation Request”).  If for any reason any such Person’s resignation shall not have become effective immediately upon and by virtue of the delivery of a Resignation Request validly delivered in accordance with this Section 8(h), then immediately following the delivery thereof, such Person shall, and the Stockholders shall use reasonable best efforts to cause such Person to, take any and all actions to resign from the Board and any committees thereof which shall be effective immediately.

(i)            The obligations of the Corporation and each Stockholder under this Section 8 shall terminate upon the first to occur of (i) with respect to each Stockholder on a Stockholder-by-Stockholder basis, the termination of this Agreement in accordance with Section 9(b)(ii) with respect to such Stockholder, (ii) with respect to all Stockholders and the Corporation, the failure of the Stockholders to hold, in the aggregate, shares of Common Stock and/or New Warrants representing twenty-five percent (25%) of the Equity Consideration Shares acquired pursuant to the terms of the Purchase Agreement (as adjusted for any reverse split, combination, recapitalization, reclassification, merger, consolidation or similar event with respect to the Common Stock, or any rights offering to existing holders of the capital stock of the Corporation), or (iii) with respect to all Stockholders and the Corporation, the dissolution of the Corporation in accordance with Section 9(b)(i).

Section 9.              Miscellaneous.

(a)           Legend on Stock Certificates.  Each certificate representing shares of Common Stock owned by any Stockholder (or notice sent upon the issuance or Transfer of any book-entry shares of Common Stock owned by any Stockholder) shall bear the following legend as and to the extent required under Section 7:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF               , 2019, AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES NAMED THEREIN.  THE TERMS OF SUCH STOCKHOLDER AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF EGALET CORPORATION.

(b)           Termination; Survival.  This Agreement shall terminate automatically upon the earliest to occur of: (i) the dissolution of the Corporation (unless the Corporation continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction), (ii) with respect to any Stockholder, such Stockholder disposing of and ceasing to beneficially own any shares of Common Stock covered by this Agreement, in which event such Stockholder shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer and (iii) with respect to the Corporation, the failure of the Stockholders to hold, in the aggregate, shares of Common Stock and/or New Warrants representing twenty-five percent (25%) of the Equity Consideration Shares acquired pursuant to the terms of the Purchase Agreement (as adjusted for any reverse split, combination, recapitalization, reclassification, merger, consolidation or similar event with respect to the Common Stock, or any rights offering to existing holders of the capital stock of the Corporation). Notwithstanding the foregoing, the termination of this Agreement with respect to any Stockholder shall not affect the rights of any other Stockholder, and the termination of this Agreement with respect to the Corporation shall not affect the rights which any Stockholder may have by operation of law as a stockholder of the Corporation. The provisions of this Section 9(b), Sections 9(e), 9(h), 9(i), 9(j), 9(k), and 9(m) and the last sentence of Section 9(g) shall survive any termination of this Agreement.

(c)           Specific Performance.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(d)           Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e)           Governing Law; Jurisdiction.

(i)            This Agreement, and any and all transactions or actions related to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(ii)           Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, and any and all transactions or actions related to or arising out of this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(e), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto hereby irrevocably agrees that notice to such party in accordance with Section 8(h) hereof shall constitute effective service of process on such party in any such action or proceeding.

(iii)          JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)            Stock Dividends, Etc.  The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Equity Consideration Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner, and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Equity Consideration Shares as so changed.

(g)           Benefits of Agreement.  This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Stockholder and each of their respective permitted assigns, legal representatives, heirs and beneficiaries. Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(h)           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (1) personally delivered or sent by electronic mail in portable document (or similar) format, (2) sent by nationally recognized overnight courier or (3) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i)            If to the Corporation, to:

Egalet Corporation

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

Attention: Chief Executive Officer

E-mail: rradie@egalet.com

with a copy to (which shall not constitute notice):

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: David Rosenthal

E-mail:  david.rosenthal@dechert.com

(ii)           If to any Stockholder, to such Stockholder’s address set forth on such Stockholder’s signature page hereto.

Any such communication shall be deemed to have been received (a) when delivered, if personally delivered or sent by electronic mail (with confirmation of transmission), if delivered during normal business hours of the recipient and on the next Business Day if delivered after normal business hours of the recipient, (b) the next Business Day after delivery, if sent by nationally recognized, overnight courier and (c) on the third (3rd) Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

(i)            Modification; Waiver.  This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Corporation and the Stockholders holding a majority of the Common Stock then outstanding held by Stockholders in the aggregate.  No course of dealing between the Corporation and any Stockholder or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(j)            Entire Agreement.  Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.  Unless otherwise provided herein, any consent required by the Corporation may be withheld by the Corporation in its sole discretion. Each of the parties to this Agreement hereby acknowledge and agree that such party has undertaken its own due diligence and, in entering into this Agreement and the transactions contemplated hereby, has not relied on any representation or warranty from any party hereto or any other person other than those expressly set forth in this Agreement, and each party hereto expressly disclaims reliance on any such representation or warranty.

(k)           Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

(l)            Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(m)          Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that he, she or it (i) is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement, (ii)  has been fully advised and represented by legal counsel of his, her or its own independent selection and has relied wholly upon his, her or its independent judgment and the advice of such counsel in negotiating and entering into this Agreement, (iii) has carefully read and fully understands all of the terms of this Agreement, and (iv) is under no disability or impairment that affects its, his or her decision to sign this Agreement and he, she or it knowingly and voluntarily intends to be legally bound by this Agreement. Each Stockholder agrees it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, that challenges the validity of or seeks to enjoin the operation of any provision of this Agreement.

*              *              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CORPORATION:

By:
/s/ Robert S. Radie

Name:
Robert S. Radie

Title:
CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

By:
/s/ Todd Smith

Name:
Todd Smith

Title:
CEO